Exhibit 23.3

Consent of Independent Auditors

We consent to the use of our report dated October 18, 2021, with respect to the consolidated financial statements of Honey Birdette (Aust.) Pty Ltd and its subsidiaries, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG

Sydney, Australia

June 7, 2022